EXHIBIT 23.1

Consent of Independent Public Accountants
Ernst & Young LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                     ) pertaining to the 2004 Employee Stock Purchase Plan of Tyler Technologies, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Tyler Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Dallas, Texas
June 7, 2004